Exhibit 3.2

ARTICLES OF INCORPORATION OF Nihon Shintatsu Co., Ltd.

CHAPTER I. GENERAL PROVISIONS

(Company Name)

Article 1	The Company shall be called Nihon Shintatsu Kabushiki Kaisha, and it shall be referred to in English as Nihon Shintatsu Co., Ltd.

(Purpose)

Article 2	The Company shall engage in the following businesses:

(1)	Purchase, brokerage, intermediation, leasing, management and development of real estate, together with consulting services related thereto.

(2)	Financial services, comprehensive leasing services and investment in securities.

(3)	Commissioned surveys and research concerning trade, foreign exchange, international finance and international investment, and support services related thereto.

(4)	Interpretation and translation services.

(5)	Real-estate specified joint enterprises under the Act on Specified Joint Real-Estate Enterprises and any and all businesses incidental thereto.

(6)	Agency business for life insurance and non-life insurance.

(7)	Worker-dispatching business.

(8)	Various support services for technical intern trainees and specified skilled foreign workers.

(9)	Intermediation and consulting services for the employment of foreign workers.

(10)	Educational services, counselling and consulting services for human-resources development.

(11)	Paid and free employment-placement services.

(12)	Sale, import and export of food products and marine products.

(13)	General freight transportation by sea and land.

(14)	Restaurant management.

(15)	Mail-order sales via the Internet.

(16)	Any and all businesses incidental to each of the preceding items.

(Location of Head Office)

Article 3	The Company shall have its head office located in Otaru-shi, Hokkaido, Japan.

(Method of Public Notice)

Article 4	Public notices of the Company shall be published in the Official Gazette of Japan.

(Organizations)

Article 5	In addition to the General Meeting of Shareholders and Directors, the Company shall have the following bodies:

(1)	Board of Directors

(2)	Corporate Auditors

(3)	Board of Corporate Auditors

CHAPTER II. SHARES

(Total Number of Shares Authorized to Be Issued)

Article 6	The total number of shares the Company is authorized to issue shall be 100,000,000 shares.

(Non-issuance of Share Certificates)

Article 7	The Company shall not issue share certificates for any shares it issues.

(Restriction on Transfer of Shares)

Article 8	All shares issued by the Company shall be subject to restrictions on transfer; any person who acquires shares by transfer must obtain approval of the General Meeting of Shareholders.

(Regulations on Handling of Shares)

Article 9	Procedures for exercising shareholders’ rights, the handling of shares and related fees, and other matters concerning shares not provided for by laws or these Articles of Incorporation shall be governed by the Regulations on Handling of Shares adopted by resolution of the Board of Directors.

CHAPTER III. GENERAL MEETING OF SHAREHOLDERS

(Convocation)

Article 10	An ordinary General Meeting of Shareholders shall be convened within three (3) months from the day following the last day of each business year, and extraordinary General Meetings of Shareholders shall be convened whenever necessary.

(Record Date)

Article 11	Shareholders whose names are entered or recorded in the final shareholder register as of the last day of each business year shall be entitled to exercise their rights at the ordinary General Meeting of Shareholders for that business year.

(Convocation Procedures)

Article 12	Notice of convocation of a General Meeting of Shareholders shall be dispatched to shareholders entitled to exercise voting rights at least one (1) week prior to the meeting date.

2	Such notice need not be in writing.

3	Notwithstanding paragraph 1, a General Meeting of Shareholders may be held without convocation procedures if the consent of all shareholders entitled to exercise their voting rights is obtained.

(Person Authorized to Convene)

Article 13	Unless otherwise provided by law, General Meetings of Shareholders shall be convened by the President and Representative Director pursuant to a decision of a majority of the Directors. If the President and Representative Director is unable to act, another Director shall convene the meeting in the order predetermined by a majority of the Directors.

(Chairperson and Method of Resolution)

Article 14	The President and Representative Director shall act as chairperson of the General Meeting of Shareholders.

2	Unless otherwise provided by laws or these Articles of Incorporation, resolutions of the General Meeting of Shareholders shall be adopted by a majority of the voting rights of the shareholders present who are entitled to exercise their voting rights.

3	Special resolutions prescribed in Article 309, paragraph 2 of the Companies Act shall be adopted by shareholders holding not less than one-third of the voting rights of all shareholders eligible to exercise their voting rights, and by not less than two-thirds of the voting rights of the shareholders present.

(Exercise of Voting Rights by Proxy)

Article 15	A shareholder may exercise voting rights through one (1) proxy who must be another shareholder of the Company entitled to exercise voting rights.

2	In such case, the shareholder or the proxy shall submit a written power of attorney for each General Meeting of Shareholders.

(Minutes of General Meeting of Shareholders)

Article 16	Minutes stating the substance and results of the proceedings of a General Meeting of Shareholders shall be prepared in accordance with the ordinances of the Ministry of Justice, and shall be signed or sealed, or electronically signed, by the chairperson and the Director who prepared the minutes.

CHAPTER IV. DIRECTORS AND BOARD OF DIRECTORS

(Number of Directors)

Article 17	The number of Directors of the Company shall not exceed five (5).

(Qualifications)

Article 18	Directors shall, in principle, be elected from among the shareholders of the Company.

2	Notwithstanding the preceding paragraph, Directors may be elected from among persons other than shareholders by a majority of the voting rights of the shareholders present who are entitled to exercise their voting rights.

(Method of Election and Removal of Directors)

Article 19	Directors shall be elected at a General Meeting of Shareholders at which shareholders holding not less than one-third of the total voting rights are present, by a majority of the voting rights of the shareholders present.

2	Cumulative voting shall not be used in the election of Directors.

3	Directors may be removed by a special resolution prescribed in Article 309, paragraph 2 of the Companies Act.

(President and Representative Director)

Article 20	The Board of Directors shall, by its resolution, select the Representative Director.

2	The Representative Director shall be the President and shall conduct the business of the Company.

(Term of Office)

Article 21	The term of office of Directors shall expire at the conclusion of the ordinary General Meeting of Shareholders concerning the final business year ending within ten (10) years after their election.

2	The term of office of a Director elected to fill a vacancy or to increase the number of Directors shall expire when the term of office of the other Directors then in office expires.

(Convener and Chairperson of Board of Directors)

Article 22	Unless otherwise provided by law, meetings of the Board of Directors shall be convened and chaired by the Representative Director. If the Representative Director is unable to act, another Director shall act in that capacity in the order predetermined by the Board of Directors.

(Notice of Convocation of Board of Directors)

Article 23	Notice of convocation of a Board of Directors meeting shall be dispatched to each Director and each Corporate Auditor at least three (3) days prior to the meeting date; provided, however, that such period may be shortened in case of emergency.

2	A Board of Directors meeting may be held without convocation procedures if all Directors and Corporate Auditors consent thereto.

(Resolutions of the Board of Directors)

Article 24	Resolutions of the Board of Directors shall be adopted by a majority of the Directors present at a meeting where a majority of all Directors are present.

2	Notwithstanding the preceding paragraph, if all Directors consent in writing or by electronic record to a proposal that is to be the subject of a resolution of the Board of Directors, such proposal shall be deemed to have been duly resolved; provided, however, that this shall not apply where a Corporate Auditor raises an objection.

(Minutes of Board of Directors)

Article 25	The substance and results of the proceedings of Board of Directors meetings and other matters required by law shall be recorded or documented in minutes, which shall be signed or sealed, or electronically signed, by the Directors and Corporate Auditors present.

(Compensation for Directors)

Article 26	Compensation, bonuses and other financial benefits received by Directors from the Company as consideration for the performance of their duties shall be determined by resolution of the General Meeting of Shareholders.

(Limitation and Exemption of Liability of Directors)

Article 27	Pursuant to Article 426, paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Directors (including former Directors) from liability for damages arising from neglect of their duties, within the limits prescribed by law.

2	Pursuant to Article 427, paragraph 1 of the Companies Act, the Company may enter into agreements with Directors (excluding Executive Directors, etc.) to limit their liability for damages under Article 423, paragraph 1 of the Companies Act; provided, however, that the maximum amount of liability under any such agreement shall be the statutory minimum amount.

CHAPTER V. CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

(Number of Corporate Auditors)

Article 28	The Company shall have three (3) or more Corporate Auditors.

(Election of Corporate Auditors)

Article 29	Corporate Auditors shall be elected at a General Meeting of Shareholders at which shareholders holding one-third or more of the voting rights of all shareholders entitled to exercise such rights are present, by a majority of the voting rights of the shareholders so present.

(Term of Office of Corporate Auditors)

Article 30	The term of office of a Corporate Auditor shall expire at the close of the ordinary General Meeting of Shareholders relating to the last business year ending within four (4) years after the Auditor’s election.

2	The term of office of a Corporate Auditor elected to fill a vacancy created by retirement before the expiration of a term shall expire when the term of office of the retiring Auditor would have expired.

(Full-time Corporate Auditor)

Article 31	The Board of Corporate Auditors shall, by its resolution, designate one or more full-time Corporate Auditors from among its members.

(Notice of Convocation of Board of Corporate Auditors)

Article 32	Notice of convocation of a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days prior to the meeting date; provided, however, that such period may be shortened in case of emergency.

2	A meeting of the Board of Corporate Auditors may be held without convocation procedures if all Corporate Auditors consent thereto.

(Method of Resolution of Board of Corporate Auditors)

Article 33	Unless otherwise provided by laws or regulations, resolutions of the Board of Corporate Auditors shall be adopted by a majority of the Corporate Auditors.

(Minutes of Board of Corporate Auditors)

Article 34	The substance and results of the proceedings of meetings of the Board of Corporate Auditors and other matters required by law shall be recorded or documented in minutes, which shall be signed or sealed, or electronically signed, by the Corporate Auditors present.

(Limitation and Exemption of Liability of Corporate Auditors)

Article 35	Pursuant to Article 426, paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Corporate Auditors (including former Corporate Auditors) from liability for damages arising from neglect of their duties, within the limits prescribed by law.

2	Pursuant to Article 427, paragraph 1 of the Companies Act, the Company may enter into agreements with Corporate Auditors to limit their liability for damages under Article 423, paragraph 1 of the Companies Act; provided, however, that the maximum amount of liability under any such agreement shall be the statutory minimum amount.

CHAPTER VI. ACCOUNTS

(Business Year)

Article 36	The Company’s business year shall begin on May 1 of each year and end on April 30 of the following year.

(Distribution of Surplus)

Article 37	By resolution of the General Meeting of Shareholders, the Company may distribute surplus to shareholders or registered pledgees of shares whose names are entered or recorded in the final shareholder register as of April 30 of each year.

(Forfeiture of Dividends)

Article 38	If a dividend remains unclaimed for three (3) full years from the date on which it first became payable, the Company shall be released from the obligation to pay such dividend.

(Matters Not Provided For)

Article 39	All matters not provided for in these Articles of Incorporation shall be governed by the Companies Act of Japan and other applicable laws and regulations.

The foregoing Articles of Incorporation are true and correct.

Dated: June 2, 2025 (Reiwa 7)

Nihon Shintatsu Co., Ltd.

Hideyuki Ishii, Representative Director

定　款

日本信達株式会社

日本信達株式会社　定　款

第１章 総　則

（商　号）

第1条	当会社は、日本信達株式会社と称する。

（目　的）

第2条	当会社は、次の事業を営むことを目的とする。

(1)	不動産の売買・仲介・斡旋・賃貸借管理及び不動産開発並びにこれらのコンサルタント業

(2)	金融業、総合リース業及び有価証券の投資業

(3)	貿易、為替、国際金融、国際投資に関する調査、研究の受託並びにその支援業務

(4)	通訳及び翻訳業

(5)	不動産特定共同事業法に基づく不動産特定共同事業及びそれに付随する一切の業務

(6)	生命保険及び損害保険の代理店業務

(7)	労働者派遣事業

(8)	外国人技能実習生及び特定技能外国人に対する各種支援業務

(9)	外国人労働者就労の斡旋及びコンサルタント業務

(10)	人材育成のための教育事業、カウンセリング及びそれらのコンサルティング業

(11)	有料職業紹介事業及び無料職業紹介事業

(12)	食品・海産物の販売及びその輸出入

(13)	一般貨物の海・陸運送業

(14)	飲食店の経営

(15)	インターネットによる通信販売

(16)	前各号に附帯する一切の事業

（本店の所在地）

第3条	当会社は、本店を北海道小樽市に置く。

（公告の方法）

第4条	当会社の公告は、官報に掲載してする。

（機関構成）

第5条	当会社は、株主総会及び取締役のほか、次の機関を置くものとする。

(1)	取締役会

(2)	監査役

(3)	監査役会

第２章　株　式

（発行可能株式総数）

第6条	当会社の発行可能株式総数は、１００，０００，０００株とする。

（株券の不発行）

第7条	当会社の発行する株式については、株券を発行しない。

（株式の譲渡制限）

第8条	当会社の発行する株式は、すべて譲渡制限株式とし、これを譲渡によって取得するときは、株式総会の承認を受けなければならない。

（株式取扱規程）

第9条	当会社の株主権行使の手続き、その他株式に関する取扱い及び手数料は、法令又は定款に定めるもののほか、取締役会において定める株式取扱規程による。

第３章 株主総会

（招集）

第10条	当会社の定時株主総会は、毎事業年度末日の翌日から３か月以内に招集し、臨時株主総会は、その必要がある場合に随時これを招集する。

（基準日）

第11条	当会社は、毎事業年度末日の最終の株主名簿に記載された議決権を有する株主をもって、その事業年度に関する定時株主総会において権利を行使することができる株主とする。

（招集手続）

第12条	株主総会を招集するには、株主総会の日の1週間前までに、議決権を行使することができる株主に対して招集通知を発するものとする。

2	前項の招集通知は書面ですることを要しない。

3	第1項の規定にかかわらず、株主総会は、その総会において議決権を行使することができる株主の全員の同意があるときは、招集の手続を経ることなく開催することができる。

（招集権者）

第13条	株主総会は、法令に別段の定めがある場合を除くほか、取締役の過半数をもって決定し、取締役社長が招集する。ただし、取締役社長に事故があるときは、あらかじめ取締役の過半数をもって定めた順序により、他の取締役が招集する。

（議長及び議決方法）

第14条	株主総会の議長は、代表取締役社長がこれにあたる。

2	株主総会の決議は、法令又は定款に別段の定めがある場合を除き、出席した議決権を行使することができる株主の議決権の過半数をもって行う。

3	会社法第３０９条第２項に定める決議は、定款に別段の定めがある場合を除き、議決権を行使することが株主の議決権の３分の１以上を有する株主が出席した当該株主の議決権の３分の２以上に当たる多数をもって行う。

（議決権の代理行使）

第15条	株主が代理人をもって議決権を行使しようとするときは、その代理人は1名とし、当会社の議決権を有する株主であることを要する。

2	前項の場合には、株主又は代理人は、代理権を証する書面を株主総会ごとに提出しなければならない。

（株主総会議事録）

第16条	株主総会の議事については、法務省令で定めるところにより、その経過の要領及び結果を記載又は記録した議事録を作成し、議長及び議事録の作成に係る職務を行った取締役がこれに署名若しくは記名押印又は電子署名を行う。

第４章 取締役及び取締役会

（取締役の員数）

第17条	当会社の取締役は５名以内とする。

（資格）

第18条	当会社の取締役は当会社の株主の中から選任する。

2	前項の規定にかかわらず、議決権を行使することができる株主の議決権の過半数をもって、株主以外の者から選任することを妨げない。

（取締役の選任及び解任の方法）

第19条	当会社の取締役の選任は、株主総会において議決権を行使することができる株主の議決権の３分の１以上を有する株主が出席し、出席した当該株主の議決権の議決権の過半数をもって行う。

2	取締役の選任については、累積投票によらない。

3	取締役の解任は会社法第３０９条第２項に定める株主総会の決議によって行う。

（社長及び代表取締役）

第20条	取締役会は、その決議によって代表取締役を選定する。

2	代表取締役は、社長とし、会社の業務を執行する。

（任期）

第21条	取締役の任期は選任後2年以内に終了する事業年度のうち最終のものに関する定時株主総会の終結の時までとする。

2	補欠又は増員により選任された取締役の任期は、前任者又はその選任時に在任する取締役の任期の満了すべき時までとする。

（取締役会の招集権者及び議長）

第22条	取締役会は、法令上に別段の定めがある場合を除き、代表取締役が招集し、議長となる。代表取締役に事故があるときは、あらかじめ取締役会で定めた順序に従い、他の取締役がこれに代わる。

（取締役会の招集通知）

第23条	取締役会の招集の通知は、各取締役及び各監査役に対し、取締役会の日の3日前までに発する。ただし、緊急の場合には、この期間を短縮することができる。

2	取締役会は、取締役及び監査役の全員の同意があるときは、招集手続きを経ることなく開催することができる。

（取締役会の決議）

第24条	取締役会の決議は、取締役の過半数が出席し、出席した取締役の過半数をもっておこなう。

2	前項の規定にかかわらず、取締役の全員が取締役会の決議事項について書面又は電磁的記録により同意したときは、当該決議事項を可決する旨の取締役会決議があったものとみなす。ただし、当該決議事項について監査役が異議を述べたときはこの限りではない。

（取締役会の議事録）

第25条	取締役会における議事の経過の要領及びその結果並びにその他法令に定める事項については、議事録に記載又は記録し、出席した取締役及び監査役がこれに記名押印又は電子署名をする。

（取締役の報酬等）

第26条	取締役の報酬、賞与その他の職務執行の対価として当会社から受ける財産上の利益については、株主総会の決議によって定める。

（取締役の責任免除）

第27条	当会社は、会社法第４２６条第１項の規定により、任務を怠ったことによる取締役（取締役であったものを含む。）の損害賠償責任を法令の限度内において、取締役会の決議によって免除することができる。

2	当会社は、会社法第４２７条第1項の規定により、取締役（業務執行取締役等である者を除く。）との間に、同法第４２３条第1項の損害賠償責任を限定する契約を締結することができる。ただし、当該契約に基づく損害賠償責任の限度額は、法令の定める最低責任限度額とする。

第５章 監査役及び監査役会

（監査役の員数）

第28条	当会社の監査役は、３名以上とする。

（監査役の選任）

第29条	当会社の監査役は、株主総会において議決権を行使することができる株主の議決権の３分の１以上を有する株主が出席し、その議決権の過半数の決議によって選任する。

（監査役の任期）

第30条	監査役の任期は、選任後４年以内に終了する事業年度のうち最終のものに関する定時株主総会の終結の時までとする。

2	任期満了前に退任した監査役の補欠として選任された監査役の任期は、退任した監査役の任期の満了すべき時までとする。

（常勤監査役）

第31条	監査役会は、その決議により監査役の中から常勤の監査役を選定する。

（監査役会の招集通知）

第32条	監査役会の招集の通知は、各監査役に対し、監査役会の日の3日前までに発する。ただし、緊急の場合には、この期間を短縮することができる。

2	監査役会は、監査役の全員の同意があるときは、招集手続きを経ないで開くことができる。

（監査役会の決議方法）

第33条	監査役会の決議は、法令に別段の定めがある場合を除き、監査役の過半数をもっておこなう。

（監査役会の議事録）

第34条	監査役会における議事の経過の要領及びその結果並びにその他法令に定める事項については、議事録に記載又は記録し、出席した監査役がこれに記名押印又は電子署名をする。

（監査役の責任免除）

第35条	当会社は、会社法第４２６条第１項の規定により、任務を怠ったことによる監査役（監査役であったものを含む。）の損害賠償責任を法令の限度内において、取締役会の決議によって免除することができる。

2	当会社は、会社法第４２７条第1項の規定により、監査役との間に、同法第４２３条第１項の損害賠償責任を限定する契約を締結することができる。ただし、当該契約に基づく損害賠償責任の限度額は、法令の定める最低責任限度額とする。

第５章 計　算

（事業年度）

第36条	当会社の事業年度は、毎年５月１日から翌年４月３０日までとする。

（剰余金の配当等）

第37条	当会社は、株主総会の決議によって、毎年４月３０日の最終の株主名簿に記載又は記録ある株主又は登録株式質権者に対して剰余金の配当を行う。

（配当金の除斥期間）

第38条	配当金がその支払提供の日から満3年を経過してもなお受領されないときは、当会社はその支払義務を免れる。

（定款に定めのない事項）

第39条	この定款に定めのない事項については、全て会社法その他の法令に従う。

上記、現行定款に相違ありません。

　　　令和7年6月2日

　　　　　　　　日本信達株式会社

　　　　　　　　代表取締役　石井　秀幸